WRITTEN CONSENT TO ACTION WITHOUT MEETING OF ALL THE DIRECTORS OF

ELAN DEVELOPMENT, INC.

A NEVADA CORPORATION

The undersigned, being all the Directors of Elan Development, Inc., a Nevada corporation, pursuant to the by-laws of the Corporation, hereby consent to the following action, without a meeting, and waive all notice or other meeting requirements.

1.

Election of New Officers

RESOLVED, that the following person be elected as the officer of the Corporation to hold office until the next annual general meeting of the Corporation or until removed in accordance with the By-laws of the Corporation:

Officer

           Office

Lindsay Gorill

President,

Colleen Ewanchuk                       Secretary and Treasurer

Dated as of the 7th day of February, 2008.

The undersigned, being all the Directors of Elan Development, Inc., waive the required notice of meeting and consent to all actions taken hererof

                                                                                            /s/ Colleen Ewanchuk

                                                                                      COLLEEN EWANCHUK